March 8, 2013

Roy Camblin
737 Congo Street
San Francisco, CA 94131

Dear Roy,

       Congratulations! I am pleased to extend to you an offer of employment as Chief Executive Officer of Lyris, Inc. (“Lyris” or the “Company”). Your employment commencement date is March 11, 2013 and you will be working in our Emeryville office.

The terms of this offer include:

  Annualized base compensation of $350,000;

  An annual bonus of up to $100,000, as determined by the Board of Directors based on company performance and other factors as it may deem appropriate. To receive the payment, you must be employed by the Company at the time bonuses are paid. The first year’s bonus will be prorated for length of service. Thereafter, you shall be eligible to receive annual bonuses in such an amount and on such terms as shall be determined by the Board;

  Participation in Company-sponsored medical, dental and vision plans, subject to the terms and conditions of such plans;

  20 days PTO per year subject to the Company’s PTO policy;

  Participation in the Lyris 401(k) matching plan, subject to the terms and conditions of such plan;

  A stock option grant of 315,000 shares, subject to board approval and the terms and conditions of the operative Stock Option Plan and executed Stock Option Agreement (the “Option”). The Option, if approved, will have an exercise price equal to the fair market value of the Company’s Common Stock as determined by the Compensation Committee of the Board of Directors on the date of the grant and will vest according to the schedule set forth in the Stock Option Plan and executed Stock Option Agreement.

  In the event of your separation from service from the Company without Cause and within two years (24 months) following a Change in Control (as those terms are defined below in this paragraph), and provided you deliver to the Company a signed general release of all claims in favor of the Company in a form to be provided by and acceptable to the Company (“Release”) and satisfy all conditions to make the Release effective, you shall be entitled to full acceleration of vesting of all then-unvested shares subject to the Option. For purposes of this paragraph, the following terms shall have the following definitions:
6401 Hollis Street, Suite 125 Emeryville, California 94608 | Tel: 800.768.2929 or 510.844.1600 | Fax: 510.844.1598

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  “Change in Control” means (i) a sale, conveyance, exchange or transfer (excluding any venture-backed or similar investments in the Company) in which any person or entity, other than persons or entities who as of immediately prior to such sale, conveyance, exchange or transfer own securities in the Company, either directly or indirectly, becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than fifty (50%) percent of the total voting power of all its then outstanding voting securities; (ii) a merger, consolidation or reorganization of the Company in which its voting securities immediately prior to the merger, consolidation or reorganization do not represent, or are not converted into securities that represent, a majority of the voting power of all the voting securities of the surviving entity immediately after the merger, consolidation or reorganization; (iii) a sale of substantially all of the assets of the Company or a liquidation or dissolution of the Company; or (iv) any other transaction or series of related transactions occur which have substantially the same effect as the transactions specified in any of the preceding subsections (i)-(iii).

  “Cause” means (i) your failure to perform your duties and obligations, hereunder to the satisfaction of the Company, which failure is either not curable and/or is not remedied within 15 days after receipt of written notice from the Board or the Company, as determined is the Board’s sole discretion; (ii) your commission of an act of fraud upon, willful misconduct toward, or willful misappropriation of property belonging to the Company and/or any of its affiliates; (iii) your material breach of the PIIA or other unauthorized misuse of the Company’s trade secrets or proprietary information; (iv) your conviction of (or a plea of nolo contendere to) a felony or any crime involving moral turpitude; or (v) your failure to carry out or comply with, in any material respect, any directive of the Board, which is not remedied within 15 days after receipt of written notice from the Board or the Company. Any written notice from the Board or the Company pursuant to this paragraph shall specifically identify the failure that it deems to constitute Cause.

       All sums payable to you pursuant to this letter shall be reduced by all federal, state, local and other withholding and similar taxes and payments required by law.

6401 Hollis Street, Suite 125 Emeryville, California 94608 | Tel: 800.768.2929 or 510.844.1600 | Fax: 510.844.1598

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       As a condition of your employment, you will be required to sign the Lyris’ Proprietary Information and Inventions Agreement (“PIIA”) and to provide the Company with documents establishing your identity and right to work in the United States. Those documents must be provided to the Company within three business days of your employment start date.

       We wish to impress on you that you must not bring to the Company any confidential or proprietary information or material of any former employer, disclose or use such information or material in the course of your employment with the Company, or violate any other obligation to your current or former employers or any other person. You represent that your signing of this offer letter, agreement(s) concerning stock options granted to you, if any, and the PIIA and your commencement of employment with the Company will not violation any agreement currently in place between yourself and current or past employers or any other person.

       During the period that you render services to the Company, you agree to not engage in any employment, business or activity that is in any way competitive with the business or proposed business of the Company. You will disclose to the Company in writing any other gainful employment, business or activity that you are currently associated with or participate in that competes with the Company. You will not assist any other person or organization in competing with the Company or in preparing to engage in competition with the business or proposed business of the Company.

       In addition, the Company reserves the right to conduct a background investigation and/or reference check on all of its potential employees. Your offer of employment is contingent upon satisfactory completion of such background investigation and/or reference check, if any, in the sole discretion of the Company. All such background investigations and/or reference checks shall be conducted in accordance with applicable state and federal laws.

       You agree and understand that employment with Lyris is “at-will,” meaning that it is not for any specified period of time and can be terminated by you or by Lyris at any time, with or without advance notice, and for any or no particular reason or cause. You agree and understand that it also means that job duties, title and responsibility and reporting level, compensation and benefits, as well as personnel policies and procedures, may be changed at any time by Lyris. You understand and agree that nothing about the fact or the content of this Agreement is intended to, nor should be construed to, alter the at-will nature of your employment with Lyris, and the at-will nature of your employment may not be changed other than in a writing that references this agreement and is signed by you and an authorized representation of Lyris other than you.

6401 Hollis Street, Suite 125 Emeryville, California 94608 | Tel: 800.768.2929 or 510.844.1600 | Fax: 510.844.1598

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       You and the Company agree to submit to mandatory binding arbitration any and all claims arising out of or related to your employment with the Company and the termination thereof, including, but not limited to, claims for unpaid wages, wrongful termination, torts, stock or stock options or other ownership interest in the Company, and/or discrimination (including harassment) based upon any federal, state or local ordinance, statute, regulation or constitutional provision. All arbitration hearings shall be conducted in San Francisco, California. THE PARTIES HEREBY WAIVE ANY RIGHTS THEY MAY HAVE TO TRIAL BY JURY IN REGARD TO SUCH CLAIMS. This Agreement does not restrict your right to file administrative claims you may bring before any government agency where, as a matter of law, the parties may not restrict the employee’s ability to file such claims (including, but not limited to, the National Labor Relations Board, the Equal Employment Opportunity Commission and the Department of Labor). However, the parties agree that, to the fullest extent permitted by law, arbitration shall be the exclusive remedy for the subject matter of such administrative claims. The arbitration shall be conducted through JAMS before a single neutral arbitrator, in accordance with the JAMS employment arbitration rules then in effect. The JAMS rules may be found and reviewed at http://www.jamsadr.com/rules-employment-arbitration. If you are unable to access these rules, please let me know and I will provide you with a hardcopy. The arbitrator shall issue a written decision that contains the essential findings and conclusions on which the decision is based.

       This offer, once accepted, constitutes the entire agreement between you and the Company with respect to the subject matter hereof and supersedes all prior offers, negotiations and agreements, if any, whether written or oral, relating to such subject matter. You acknowledge that neither the Company nor its agents have made any promise, representation or warranty whatsoever, either express or implied, written or oral, which is not contained in this agreement for the purpose of inducing you to execute the agreement, and you acknowledge that you have executed this agreement in reliance only upon such promises, representations and warranties as are contained herein.

       Again, I am pleased to extend this offer and look forward to your acceptance of this position. Please sign and date this letter on the spaces provided below to acknowledge your acceptance of the terms of this agreement and return this letter to Sophia Coyle in Human Resources via email at (scoyle@lyris.com). This offer will expire if not accepted by 5pm on March 8, 2013.

Congratulations and welcome to the Lyris Team!

Sincerely,

/s/ Deborah Eudaley
Deborah Eudaley,
Chief Operating Officer and Chief Financial Officer

I agree to and accept employment with Lyris on the terms and conditions set forth in this agreement. I understand and agree that my employment with the Company is at-will and acknowledge that no other commitments were made to me as part of my employment offer except as specifically set forth herein.

Date: March 8, 2013	/s/ Roy Camblin
Roy Camblin

6401 Hollis Street, Suite 125 Emeryville, California 94608 | Tel: 800.768.2929 or 510.844.1600 | Fax: 510.844.1598

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